Exhibit 10.13

LOCKHEED MARTIN CORPORATION
DEFERRED MANAGEMENT INCENTIVE COMPENSATION PLAN
(As Amended and Restated Generally Effective January 1, 2020)

Amendment No. 3
Eligibility Deadline

Lockheed Martin Corporation wishes to revise the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (the “Plan”) to adjust the eligibility deadline for Long Term Incentive Award deferrals. Accordingly, the Plan is amended as follows, effective as of January 1, 2023.

1.Section 16 of Article II is amended and restated in its entirety, as follows:

ELIGIBLE EMPLOYEE -- An employee of the Company (a) on or before May 1 of the Award Year who is a participant in the MICP, or (b) on or before December 31 of the Award Year who receives a
Long Term Incentive Award, in each case who has satisfied such additional requirements for participation in this Deferral Plan as the Committee may from time to time establish. In the exercise of its authority under this provision, the Committee shall limit participation in the Plan to employees whom the Committee believes to be a select group of management or highly compensated employees within the meaning of Title I of ERISA.

2.Section 1(b) of Article III is amended and restated in its entirety, as follows:

Long Term Incentive Awards. An Eligible Employee may elect to defer the payment of a Long
Term Incentive Award for an Award Year by executing and delivering to the Company a Deferral
Agreement as of a date specified by the Senior Vice President, Chief Human Resources Officer,
which shall be no later than (i) six months prior to the end of the Performance Period if the Eligible
Employee was employed on the later of the beginning of the performance period or date the performance criteria were established; or (ii) 30 days following the Eligible Employee’s date of hire, if the Eligible Employee was not employed on the later of the beginning of the performance period or date the performance criteria were established, but only with respect to a proportionate share of the total amount of such award.

LOCKHEED MARTIN CORPORATION
By:    _/s/ Greg Karol________________
    Greg Karol
    Senior Vice President
Chief Human Resources Officer
Date:     ___12/19/2022_________________